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                                                                    EXHIBIT 10.1


                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

                  This AMENDMENT (the "Amendment") by and between Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), and S. P. Johnson, IV (the "Executive"), dated as of the ___ day of _______________, 2000 and to be effective as of the date hereof, is an amendment to that certain Employment Agreement by and between the Company and the Executive dated as of ______________, 1997 (the "Employment Agreement").

                                    RECITALS

                  The Company and the Executive have previously entered into the Employment Agreement to provide for terms and conditions of the Executive's employment by the Company; and

                  The Company and the Executive, in connection with a number of employment related matters, have determined that is appropriate to amend the Employment Agreement.

                  NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

         1. The parties agree that the actions of the Company's Board of Directors, pursuant to which certain directors have or may become more active in the operations or oversight of the Company's business (other than actions resulting in a material diminution of the Executive's position or duties) shall not constitute Good Reason under Section 3(c) of the Employment Agreement.

         2. Section 4(a)(i)(D) of the Employment Agreement is amended to read hereafter as follows:

                  "D. effective as of the Date of Termination, (1) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every stock option, restricted stock award, restricted stock unit award and other equity-based award and performance award (each, a "Compensatory Award") that is outstanding as of a time immediately prior to the Date of Termination and (2) the extension of the term during which each and every Compensatory Award may be exercised by the Executive until the earlier of (x) the first anniversary of the Date of Termination or (y) the date upon which the right to exercise any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date.

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         3. Section 4(b) of the Employment Agreement is amended to read hereafter as follows:

                  "(b) Death (except during a Window Period). If the Executive's employment is terminated by reason of the Executive's death during the Employment Period and other than during a Window Period in which event the provisions of Section 4(a) shall govern, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement, other than (i) the payment of Accrued Obligations (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (ii) the payment of an amount equal to the Annual Salary that would have been paid to the Executive pursuant to this Agreement during the Remaining Employment Period if the Executive's employment had not terminated by reason of death (which shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination) reduced by the amount payable in respect of Executive's death under any life insurance policy (other than accidental death and dismemberment or travel accident policies) but only to the extent such amounts are attributable to premiums paid by the Company, (iii) during the period beginning on the Date of Termination and ending on the first anniversary thereof medical benefits coverage determined as if Executive's employment had not terminated by reason of death, (iv) as soon as practicable following the fiscal year in which death occurs, payment of an amount equal to the product of (x) the Annual Bonus that would have been paid to Executive with respect to the year of termination had the Date of Termination not occurred and (y) a fraction, the numerator of which is the number of days in the fiscal year through the Date of Termination and the denominator of which is 365 and (v) effective as of the Date of Termination, (A) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of a time immediately prior to the Date of Termination and (B) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Executive until the earlier of (1) the first anniversary of the Date of Termination or (2) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Executive had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date.



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                  IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                       CARRIZO OIL & GAS, INC.



                                       By:
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                                       By:
                                          --------------------------------------
                                           S. P. Johnson, IV